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                                                                      EXHIBIT 12


DELTA AIR LINES, INC.
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (In millions, except ratios)

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                                                                        Three Months    Three Months    Six Months     Six Months
                                                                           Ended           Ended          Ended          Ended
                                                                         December 31     December 31    December 31   December 31
                                                                            1998            1997           1998           1997
                                                                       --------------  -------------- --------------  ------------
Earnings (loss):
          Earnings (loss) before income taxes                           $  320          $  313         $  858          $  730

Add (deduct):
          Fixed charges from below                                         198             194            410             397
          Interest capitalized                                             (12)            (10)           (22)            (18)
                                                                       --------------  -------------- --------------  ------------

Earnings (loss) as adjusted                                             $  506          $  497         $1,246          $1,109

Fixed charges:
          Interest expense                                              $   43          $   49         $   92          $   99
          Portion of rental expense representative of the
            interest factor                                                155             145            318             298
                                                                       --------------  -------------- --------------  ------------

Total fixed charges                                                     $  198          $  194         $  410          $  397

Ratio of earnings to fixed charges                                        2.56            2.56           3.04            2.79
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